SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         January 21, 1998

                  Leeds Federal Bankshares, Inc.
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     (Exact name of registrant as specified in its charter)

Federal                  0-                 To Be Applied For
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(State or other      (Commission File No.)    (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)

       Registrant's telephone number, including area code:
                         (410) 242-1234


                         Not Applicable
  (Former name or former address, if changed since last report)

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Item 1.   Changes in Control of Registrant


     After the close of business on January 21, 1998, Leeds Federal Bankshares, Inc. (the "Company") became a savings and loan holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated December 27, 1996 (the "Agreement"), by and between Leeds Federal Savings Bank (the "Bank"), a federally-chartered stock savings bank, Leeds Interim Savings Bank ("Interim"), a federally chartered interim stock savings bank, and the Company, a federally chartered stock corporation. Pursuant to the Agreement: (1) the Company was organized as a wholly owned subsidiary of the Bank; (2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Bank, with the Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $1.00 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $1.00 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Bank and (iii) the common stock of the Company held by the Bank was canceled. Accordingly, the Bank became a wholly owned subsidiary of the Company and the shareholders of the Bank, including Leeds Federal Bankshares, M.H.C., the Bank's federally chartered mutual holding company, became shareholders of the Company.

     The Common Stock of the Bank was previously registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Office of Thrift Supervision. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Company's Common Stock is deemed automatically registered under the Exchange Act. In addition, the Common Stock of the Company has been substituted for the Common Stock of the Association on the Nasdaq National Market under the symbol "LFED."

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

     The Index of Exhibits immediately precedes the attached exhibits.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   LEEDS FEDERAL BANKSHARES, INC.


DATE: January 21, 1998             By:  \s\ Dale R. Douglas

                                        Dale R. Douglas, Vice
                                         President

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                          EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 2      Agreement and Plan of Reorganization

     Exhibit 3.1    Federal Stock Charter of Leeds Federal
                    Bankshares, Inc.

     Exhibit 3.2    Bylaws of Leeds Federal Bankshares, Inc.

     Exhibit 4      Form of Common Stock Certificate

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